Exhibit 10.5

LEXAR MEDIA, INC.

2000 EQUITY INCENTIVE PLAN

NON-EMPLOYEE STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth on the Certificate of Stock Option Grant on E*Trade’s website (the “Certificate”) by and between Lexar Media, Inc., a Delaware corporation (the “Company”), and the Optionee named on the Certificate (“Optionee”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2000 Equity Incentive Plan (the “Plan”), the Agreement and the Certificate.

1. Grant of Option. The Company hereby grants to Optionee an option (this “Option”) to purchase up to the total number of shares of Common Stock of the Company set forth on the Certificate as Total Option Shares (collectively, the “Shares”) at the Exercise Price Per Share set forth on the Certificate (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan.

2. Vesting; Exercise Period.

2.1 Vesting of Shares. This Option shall be exercisable as it vests. Subject to the terms and conditions of the Plan, the Certificate and this Agreement, this Option shall vest and become exercisable as to portions of the Shares as indicated on the Certificate: (a) this Option shall not be exercisable with respect to any of the Shares until the First Vesting Date; (b) if Optionee has continuously provided services to the Company, or any Parent or Subsidiary of the Company, then on the First Vesting Date, this Option shall become exercisable as per the vesting schedule on the Certificate, provided that Optionee has continuously provided services to the Company, or any Parent or Subsidiary of the Company, at all times during the relevant month. This Option shall cease to vest upon Optionee’s Termination and Optionee shall in no event be entitled under this Option to purchase a number of shares of the Company’s Common Stock greater than the “Total Option Shares.”

2.2 Vesting of Options. Shares that are vested pursuant to the vesting schedule set forth in the Certificate are “Vested Shares.” Shares that are not vested pursuant to the vesting schedule set forth in the Certificate are “Unvested Shares.”

2.3 Expiration. This Option shall expire on the Expiration Date set forth on the Certificate and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3 hereof.

3. Termination.

3.1 Termination for Any Reason Except for Cause. If Optionee is Terminated for any reason except for Cause, then this Option, to the extent (and only to the extent) that it is vested in accordance with the vesting schedule set forth on the Certificate on the Termination Date, may be exercised by Optionee (or Optionee’s legal representative or authorized assignee in connection with a Termination because of death or Disability) no later than the Expiration Date set forth on the Certificate.

3.2 Termination for Cause. If Optionee is Terminated for Cause, this Option will expire on the Optionee’s date of Termination.

3.3 No Obligation to Employ. Nothing in the Plan, the Certificate or this Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee’s employment or other relationship at any time, with or without Cause.

4. Manner of Exercise.

4.1 Stock Option Exercise Agreement. To exercise this Option, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form known as the Cash Letter of Authorization available from the E*Trade’s website, or in such other form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Optionee’s election to exercise this Option, the number of shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

4.2 Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Optionee;

(b)

by surrender of shares of the Company’s Common Stock that either: (1) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Optionee in the open public market; and (3) are clear of all liens, claims, encumbrances or security interests;

(c)	by waiver of compensation due or accrued to Optionee for services rendered;

(d)	provided that a public market for the Company’s stock exists: (1) through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a “margin” commitment from Optionee and an NASD Dealer whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(e)	by any combination of the foregoing.

4.4 [Reserved.]

4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee’s authorized assignee, or Optionee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5. Compliance with Laws and Regulations. The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

6. Nontransferability of Option. This Option may not be transferred in any manner other than under the terms and conditions of the Plan or by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

7. Tax Consequences. Set forth below is a brief summary as of the date the Board adopted the Plan of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

7.1 Exercise of Nonqualified Stock Option. Because this Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of this Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.

7.2 Disposition of Nonqualified Stock Options. If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long-term capital gain.

8. Privileges of Stock Ownership. Optionee shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Optionee.

9. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

10. Entire Agreement. The Plan is incorporated herein by reference. This Agreement, the Certificate, the Plan and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

11. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the E*Trade’s website or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

12. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.

14. Acceptance. Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement. Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Optionee has executed this Agreement in duplicate as of the Date of Grant.

LEXAR MEDIA, INC.